EXHIBIT 23


                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-09289) pertaining to the 1995 Long-Term Incentive and Stock Option Plan of Image Sensing Systems, Inc., of our report dated February 13, 1998, with repect to the financial statements of Image Sensing Systems, Inc. incorporated by reference in this Annual Report (Form 10-KSB) for the year ended December 31, 1997.


                                                           /s/ ERNST & YOUNG LLP
Minneapolis, Minnesota
March 27, 1998